UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006 (June 26, 2006)

Cendant Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 413-1800

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement Providing for the Sale of Travelport Inc.

On June 30, 2006, Cendant Corporation (the “Company”) entered into a definitive agreement (the “Purchase Agreement”) to sell Travelport Inc., the Company’s travel distribution services subsidiary (“Travelport”), to TDS Investor LLC, an affiliate of The Blackstone Group (the “Purchaser”), for approximately $4.3 billion in cash.

The Purchase Agreement contains customary representations, warranties, covenants and agreements of the Company, Travelport and the Purchaser. The transaction is subject to certain closing conditions, including the receipt of certain regulatory approvals, the absence of a material adverse effect on Travelport and other customary closing conditions, and is expected to be completed in August 2006. The Purchaser has obtained equity and debt financing commitments for the transactions contemplated by the Purchase Agreement, which are subject to customary conditions. The Purchase Agreement may be terminated in certain limited circumstances, including upon the failure of the closing of the transaction to occur on or before October 31, 2006.

The above summary is qualified in its entirety by the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing that we had entered into the Purchase Agreement is attached as Exhibit 99.1 and is incorporated by reference herein.

Tender Offers

On June 14, 2006, the Company commenced tender offers to purchase for cash $2.6 billion of its outstanding corporate debt, which includes (i) $800,000,000 aggregate principal amount of 6.250% Senior Notes due 2008 (the “2008 Notes”), (ii) $350,000,000 aggregate principal amount of 6.250% Senior Notes due 2010 (the “2010 Notes”), (iii) $1,200,000,000 aggregate principal amount of 7.375% Senior Notes due 2013 (the “2013 Notes”) and (iv) $250,000,000 aggregate principal amount of 7.125% Senior Notes due 2015 (the “2015 Notes” and, together with the 2008 Notes, the 2010 Notes and the 2013 Notes, the “Notes”). In conjunction with the tender offers, Cendant solicited consents for certain Amendments (defined below) to the Indenture, dated as of January 13, 2003 (the “Indenture”), by and between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee (the “Trustee”), pursuant to which each series of Notes was issued. The Indenture provides that a supplemental indenture may be entered into and become effective for a particular series of notes upon receipt of consents from holders representing a majority in aggregate principal amount of such series of notes. On June 28, 2006, the Company announced it had received tenders and consents from approximately 96.1% of its outstanding 2008 Notes, 96.0% of its outstanding 2010 Notes, 98.3% of its outstanding 2013 Notes and 98.8% of its outstanding 2015 Notes. The consents received from holders of each of the 2008 Notes, the 2010 Notes, the 2013 Notes and the 2015 Notes exceeded the requisite consents needed to amend the Indenture. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On June 27, 2006, the Company entered into the First Supplemental Indenture, dated June 27, 2006 (the “First Supplemental Indenture”), to the Indenture, between the Company and the Trustee governing each of the 2008 Notes, the 2010 Notes, the 2013 Notes and the 2015 Notes. The First Supplemental Indenture amends the Indenture by eliminating substantially all of the restrictive covenants contained in the Indenture, as described below (the “Amendments”). The consent solicitations are now completed. The First Supplemental Indenture will not become operative unless and until payment is made for notes accepted for purchase by the Company pursuant to the tender offers. The Company expects to accept all validly tendered Notes for purchase promptly after the offers to purchase the Notes expire. The expiration of the offers to purchase is at 12:00 midnight, New York City time, on the evening of July 12, 2006, unless further extended at the Company’s sole discretion.

The Amendments change the terms of the Indenture as follows:

(a) The Amendments eliminate the following sections of the Indenture:

Existing Section Number	Caption
Section 7.03	Reports by Company
Section 8.01	Company May Consolidate, Etc., Only on Certain Terms
Section 8.02	Successor Person Substituted
Section 10.04	Statement as to Compliance
Section 10.06	Payment of Taxes and Other Claims
Section 10.07	Corporate Existence

(b) The Amendments eliminate as events of default paragraphs (4) and (7) of Section 5.01 of the Indenture, “Events of Default.”

The foregoing description of the First Supplemental Indenture is qualified in its entirety by the text of the First Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Trustee and its respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Vehicle Rental Financing

On June 27, 2006 our Cendant Rental Car Funding (AESOP) LLC subsidiary (the “Issuer”) refinanced its existing $550,000,000 of Series 2004-1 Notes with $450,000,000 of new Series 2004-1 Notes in two classes: $225,000,000 maximum principal amount of Series 2004-1 Floating Rate Rental Car Asset Backed Notes, Class A-1 due 2011 (“Class A-1 Notes”) and $225,000,000 aggregate principal amount of Series 2004-1 Floating Rate Rental Car Asset Backed Notes, Class A-2 due 2011 (“Class A-2 Notes”) (the Class A-1 Notes and the Class A-2 Notes being collectively, the “New Series 2004-1 Notes”) under the Second Amended and Restated Series 2004-1 Supplement (the “Indenture Supplement”), dated as of June 27, 2006 among the Issuer, Avis Budget Car Rental, LLC, as administrator (“ABCR”), Mizuho Corporate Bank, Ltd., as administrative agent, certain financial institutions, as purchasers, and The Bank of New York, as trustee and as Series 2004-1 agent, to the Second Amended and Restated Base Indenture (the “Base Indenture”), dated June 3, 2004, between the Issuer and The Bank of New York, as trustee, as amended by Supplemental Indenture No. 1 thereto, dated as of December 23, 2005, between the Issuer and The Bank of New York, as trustee. The Class A-1 Notes are available on a revolving basis and the available maximum commitment amount under the Class A-1 Notes will be reduced by $50,000,000 on or before December 20, 2006.

The New Series 2004-1 Notes are secured under the Base Indenture primarily by vehicles, the majority of which are subject to manufacturer repurchase obligations and other related assets. The New Series 2004-1 Notes will bear interest initially at a rate of LIBOR plus a margin of 1.00%. In the event that the credit ratings assigned to the indebtedness evidenced by the credit agreement, dated as of April 19, 2006, among ABCR, as borrower, the lenders referred to therein, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, Bank of America, N.A., Calyon New York Branch and Citicorp USA, Inc., as documentation agents, and Wachovia Bank, National Association, as co-documentation agent and the lenders party thereto (the “Credit Agreement”) by nationally recognized debt rating agencies are upgraded, the margin over LIBOR would become 0.75% and 0.50% for each successive upgrade. In the event that the credit ratings assigned to the indebtedness evidenced by the Credit Agreement by nationally recognized debt rating agencies are downgraded, the margin over LIBOR would become 1.25% and 1.50% for each successive downgrade. In the event that the Credit Agreement is not then in effect or the credit ratings assigned to the indebtedness evidenced by the Credit Agreement have been withdrawn, then the margin over LIBOR would be determined by the credit ratings assigned to ABCR’s long term secured debt obligations or, if no such ratings exist, in such manner as shall be agreed to by the Issuer and all holders of the New Series 2004-1 Notes. The above summary is qualified in its entirety by the Indenture Supplement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The purchasers of the New Series 2004-1 Notes, the administrative agent and the trustee, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Employment Arrangements

Henry R. Silverman

In connection with the distributions by Cendant Corporation (“Cendant”) of common stock of each of Realogy Corporation (“Realogy”) and Wyndham Worldwide Corporation (“Wyndham”) by way of a pro rata dividend to stockholders (the “Spin-Offs”), on June 26, 2006, the Compensation Committee of our Board of Directors (the “Compensation Committee”) approved Cendant entering into an agreement with Mr. Henry R. Silverman (the “Letter Agreement”) regarding the effect of the Spin-Offs on the parties’ respective rights and obligations under Mr. Silverman’s existing Employment Agreement with Cendant, as amended (the “Cendant Agreement”).

Under the terms of the Letter Agreement, Mr. Silverman’s employment with Cendant under the Cendant Agreement will terminate effective as of the consummation of the Spin-Offs (the “Termination Date”) and, in accordance with the Cendant Agreement, Mr. Silverman will be paid a lump sum cash payment in an amount equal to the net present value of the product of (x) the sum of (1) his base salary plus (2) his annual bonus for the preceding fiscal year multiplied by (y) the number of full and partial years remaining in the employment term through December 31, 2007. This payment is expected to be approximately $21.7 million. Also in accordance with the Cendant Agreement, Mr. Silverman will be paid a pro rata annual bonus for 2006 (based upon his bonus for the preceding fiscal year) in an amount expected to equal approximately $6.6 million. As of the Termination Date, Cendant will cease to have any obligations to provide Mr. Silverman with post-separation benefits under the Cendant Agreement. The post-separation benefits consist of consulting payments, health and welfare coverage, office space and clerical support, and access to automobile and driver and corporate aircraft, the provision of which will become the obligation of Realogy in accordance with an employment agreement (discussed below) which has been entered into between Mr. Silverman and Realogy.

Mr. Silverman has agreed to serve, at the pleasure of the Board of Directors, as Chief Executive Officer of Cendant until the date on which the sale of Travelport Inc. (“Travelport”) is consummated or the date on which Cendant distributes Travelport common stock by way of a pro rata dividend to Cendant stockholders (the “Travelport Separation Date”), but in no event beyond December 31, 2006. Mr. Silverman will not receive any compensation or benefits during this period.

The Letter Agreement also provides for the settlement of the parties’ respective rights and obligations with respect to split-dollar insurance policies maintained by Cendant on Mr. Silverman’s life. The settlement is designed to maintain the same overall cost to Cendant, on a present value basis, as compared to its costs under the existing split-dollar arrangements. The Letter Agreement provides that if Cendant shall have paid to the insurance companies an amount which is necessary to fund the policies (the “Policy Funding Amount”), then (i) pursuant to the existing split-dollar arrangement, Cendant will make a payment to Mr. Silverman in an amount necessary for Mr. Silverman or his assignee to purchase the policies from Cendant at that time (the “Purchase Amount”), the payment and the purchase to take place in January 2007 (which will be returned to Cendant as the purchase price of the policy) and (ii) in settlement of Cendant’s on-going obligation to make annual bonus payments to Mr. Silverman under the split-dollar insurance policies, Cendant will make a one-time cash payment to Mr. Silverman in January 2007 (the “Bonus Replacement Payment”). It is expected that the Policy Funding Amount will be approximately $14.6 million and the Bonus Replacement Payment will be approximately $19.8 million. The Letter Agreement also provides that, if a Potential Change in Control (as defined in the Cendant Agreement) occurs prior to payment to Mr. Silverman of the Purchase Amount and the Bonus Replacement Payment, Cendant will be obligated to establish an irrevocable grantor trust and contribute to this trust the split-dollar insurance policies and a cash amount equal to the sum of the Purchase Amount and the Bonus Replacement Payment.

The above summary is qualified in its entirety by the Letter Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The Compensation Committee has also authorized the Company to pay the Policy Funding Amount and to reimburse Mr. Silverman for all legal fees incurred by him in connection with the settlement of the parties’ obligations in connection with the Spin-Offs, including the negotiation and finalization of Mr. Silverman’s employment agreement with Realogy (discussed below). The amount of the reimbursed fees may not exceed $500,000 and, to date, such fees are estimated to be approximately $306,000.

Employment Agreement between Henry R. Silverman and Realogy

As previously disclosed in the Registration Statement on Form 10 relating to the distribution of Realogy common stock filed with the Securities and Exchange Commission, Mr. Silverman has entered into an employment agreement with Realogy (the “Realogy Employment Agreement”), effective as of the day on which Cendant distributes Realogy common stock by way of a pro rata dividend to Cendant stockholders. Under the terms of the Realogy Employment Agreement, Mr. Silverman will serve as Realogy’s Chairman and Chief Executive Officer through December 31, 2007, at which time Mr. Silverman is expected to retire as an executive officer of Realogy but remain as a non-employee director. During the period through December 31, 2007, Mr. Silverman will (a) provide services to Realogy for cash compensation equal to $1 per year, (b) not be eligible to receive any new equity grants or incentive compensation awards and (c) be entitled to the same executive benefits and perquisites as are provided to him under the Cendant Agreement. The Realogy Employment Agreement also provides Mr. Silverman with certain post-separation benefits, on terms and conditions which are substantially identical to the terms and conditions of the post-separation benefits provided for under the Cendant Agreement.

The Realogy Employment Agreement provides that for a period of five years following his retirement, Mr. Silverman will be required to perform consulting services as reasonably requested by the Chief Executive Officer of Realogy at the rate of compensation previously provided for in the Cendant Agreement. Mr. Silverman will be subject to restrictive covenants with respect to Realogy, including a non-competition provision, comparable to the terms and conditions of the restrictive covenants in the Cendant Agreement.

The above summary is qualified in its entirety by the Realogy Employment Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Ronald L. Nelson

On June 26, 2006, the Compensation Committee also approved an employment agreement between us and Mr. Nelson, which will become effective as of the later of our distribution of Realogy and Wyndham.

The employment agreement will have a term ending on the third anniversary of the effective date; provided, that such term will automatically extend for one additional year unless we or Mr. Nelson provides notice to the other party of non-renewal at least six months prior to such third anniversary. Pursuant to our by-laws, our Board of Directors may terminate Mr. Nelson’s employment at any time. Upon expiration of the employment agreement, Mr. Nelson will be an employee at will unless the agreement is renewed or a new agreement is executed. In addition to providing for a minimum base salary of $1 million and employee benefit plans generally available to our executive officers, Mr. Nelson’s agreement will provide for an annual incentive award with a target amount equal to 150% of his base salary, subject to attainment of performance goals, and grants of long-term incentive awards, upon such terms and conditions as determined by our Board of Directors or Compensation Committee. Mr. Nelson’s agreement will provide that if his employment with us is terminated by us without “cause” or due to a “constructive discharge” (each term as defined in Mr. Nelson’s agreement), he will be entitled to a lump sum payment equal to 299% of the sum of his then-current base salary plus his then-current target annual bonus. In addition, in this event, all of Mr. Nelson’s then-outstanding equity awards will become fully vested (and any stock options and stock appreciation rights granted on or after the distribution date will remain exercisable until the earlier of three years following his termination of employment and the original expiration date of such awards). Options granted prior to the distribution will remain exercisable in accordance with Mr. Nelson’s prior agreement with us. Mr. Nelson’s employment agreement will also provide him and his dependents with medical benefits through his age 75. The employment agreement will provide Mr. Nelson with the right to claim a constructive discharge if, among other things, he is not the Chief Executive Officer and our most senior executive officer, or does not report directly to the Board of Directors; we notify Mr. Nelson that we will not extend the term of the employment agreement for an additional fourth year or, following the expiration of the employment agreement, we do not offer to extend the agreement for a period of at least two but no more than four years on substantially similar terms; there occurs a “corporate transaction” (as defined in Mr. Nelson’s agreement); or we fail to nominate Mr. Nelson to be a member of our Board of Directors. Mr. Nelson’s agreement will provide for post-termination non-competition and non-solicitation covenants which will last for two years following Mr. Nelson’s employment with us.

The above summary is qualified in its entirety by the employment agreement between Cendant and Mr. Nelson, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

On June 26, 2006, the Compensation Committee approved a long-term equity incentive grant for Ronald L. Nelson, with a grant date value of $6 million. Upon the later of the date following (1) the completion of the distribution by Cendant to its stockholders of all of its shares of common stock of Wyndham Worldwide and Realogy and (2) the date we announce that we have entered into a definitive agreement to sell Travelport, the grant will convert into two types of equity incentive awards relating to our common stock. The date of grant will be the date following the occurrence of the later of these events, and using the closing price of our stock as of such date. Notwithstanding the foregoing, the date of grant will not be later than December 31, 2006.

One of these awards will be in the form of stock-settled stock appreciation rights with a per share exercise price equal to the value of a share of our common stock as of the date of grant, will have a value on the date of grant of $3 million, and will vest in equal installments on each of the first four anniversaries of May 2, 2006, subject to Mr. Nelson’s continued employment with us through such vesting dates. The other of these awards will be in the form of restricted stock units, will have a value on the grant date of $3 million and will vest in equal installments on each of the first four anniversaries of May 2, 2006, subject to both the attainment of performance goals relating to our financial success, and Mr. Nelson’s continued employment with us through each such vesting date. The number of shares of our common stock covered by Mr. Nelson’s grant will equal the aggregate value of each such grant divided by (i) in the case of restricted stock units, the fair market value of our common stock and (ii) in the case of stock appreciation rights, the Black-Scholes value of a right, in each case as of the date of grant of such award.

On June 26, 2006, the Compensation Committee also approved special bonus and other payments to Mr. Nelson. One such payment will equal $4 million and will be paid following the later of (i) the distribution of Realogy, (ii) the distribution of Wyndham and (iii) the Travelport Separation Date. Such bonus will be paid in consideration of Mr. Nelson’s efforts relating to all of our separation and sale transactions, his assumption of the chief executive officer position of our Vehicle Rental business, his assumption of the interim chief executive officer position of our Travelport business, and his agreement to terminate his prior employment agreement with us. The other such payment will equal $3 million, and relates to Mr. Nelson’s agreement to enter into noncompetition, nonsolicitation and similar covenants for the benefit of each of Realogy, Wyndham and Travelport. Such covenants will remain in place for a period of three years following the distribution or sale of each respective company.

James E. Buckman

In connection with the Spin-Offs, Cendant and Mr. James E. Buckman entered into an agreement (the “Buckman Letter Agreement”) regarding the effect of the Spin-Offs on the parties’ respective rights and obligations under Mr. Buckman’s existing Employment Agreement, as amended (the “Buckman Employment Agreement”).

Under the terms of the Buckman Letter Agreement, Mr. Buckman’s employment with Cendant will terminate effective as of the Termination Date and, upon such termination, Mr. Buckman will receive certain severance benefits and continued benefits and perquisites provided for under the Buckman Employment Agreement. The severance payment is expected to be approximately $7.6 million. Mr. Buckman has agreed to serve, at the pleasure of the Board of Directors, as the General Counsel of Cendant until the earliest to occur of (i) the Travelport Separation Date, (ii) the date on which Mr. Buckman notifies Cendant that he no longer wishes to continue to serve or (iii) December 31, 2006. Mr. Buckman will not receive any additional compensation or benefits during this period.

The above summary is qualified in its entirety by the Buckman Letter Agreement, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Stephen P. Holmes

On June 26, 2006, the Compensation Committee also approved an employment agreement between Wyndham and Mr. Holmes, which will become effective as of the date of Wyndham’s distribution.

The employment agreement will have a term ending on the third anniversary of the distribution; provided, that such term will automatically extend for one additional year unless Wyndham or Mr. Holmes provides notice to the other party of non-renewal at least six months prior to such third anniversary. Pursuant to Wyndham’s by-laws, its Board of Directors may terminate Mr. Holmes’ employment at any time. Upon expiration of the employment agreement, Mr. Holmes will be an employee at will unless the agreement is renewed or a new agreement is executed. In addition to providing for a minimum base salary of $1 million and employee benefit plans generally available to Wyndham’s executive officers, Mr. Holmes’ agreement will provide for an annual incentive award with a target amount equal to 200% of his base salary, subject to attainment of performance goals, and grants of long-term incentive awards, upon such terms and conditions as determined by Wyndham’s Board of Directors or Compensation Committee. Mr. Holmes’ agreement will provide that if his employment with Wyndham is terminated by Wyndham without “cause” or due to a “constructive discharge” (each term as defined in Mr. Holmes’ agreement), he will be entitled to a lump sum payment equal to 299% of the sum of his then-current base salary plus his then-current target annual bonus. In addition, in this event, all of Mr. Holmes’ then-outstanding Wyndham equity awards will become fully vested (and any Wyndham stock options and stock appreciation rights granted on or after the distribution date will remain exercisable until the earlier of three years following his termination of employment and the original expiration date of such awards). Options granted prior to the distribution will remain exercisable in accordance with Mr. Holmes’ prior agreement with Cendant. Mr. Holmes’ employment agreement will also provide him and his dependents with medical benefits through his age 75. The employment agreement will provide Mr. Holmes with the right to claim a constructive discharge if, among other things, he is not the Chief Executive Officer and the most senior executive officer of the Wyndham, or does not report directly to the Board of Directors; or there occurs a “corporate transaction” (as defined in Mr. Holmes’ agreement); or Wyndham notifies Mr. Holmes that Wyndham will not extend the term of the employment agreement for an additional fourth year or, following the expiration of the employment agreement, Wyndham does not offer to extend the agreement for a period of at least two but no more than four years on substantially similar terms; or Wyndham fails to nominate Mr. Holmes to be a member of Wyndham’s Board of Directors. Mr. Holmes’ agreement will provide for post-termination non-competition and non-solicitation covenants which will last for two years following Mr. Holmes’ employment with Wyndham (subject to certain exceptions).

The above summary is qualified in its entirety by the employment agreement between Mr. Holmes and Wyndham, which is attached hereto as Exhibit 10.7 and is incorporated by reference herein.

On June 26, 2006, the Compensation Committee also approved a lump sum cash payment in an amount equal to $1.5 million to Mr. Holmes in return for his agreement to terminate his existing employment agreement with Cendant and his agreement to enter into a new agreement with Wyndham that includes a reduced cash severance benefits.

On June 26, 2006, the Compensation Committee approved a long-term equity incentive grant for Stephen P. Holmes with a value of $5 million. Upon the completion of the distribution by Cendant to its stockholders of all of its shares of common stock of Wyndham, the grant will convert into two types of equity incentive awards relating to Wyndham’s common stock.

One of these awards will be in the form of stock-settled stock appreciation rights with a per share exercise price equal to the value of a share of Wyndham’s common stock as of the date of grant (i.e., the closing price on the first day of trading following the date of Wyndham’s distribution), will have a value on the date of grant of $2.5 million, and will vest in equal installments on each of the first four anniversaries of May 2, 2006, subject to Mr. Holmes’ continued employment with Wyndham through such vesting dates. The other of these awards will be in the form of restricted stock units, will have a value on the grant date of $2.5 million and will vest in equal installments on each of the first four anniversaries of May 2, 2006, subject to Mr. Holmes’ continued employment with Wyndham through each such vesting date. The number of shares of Wyndham common stock covered by Mr. Holmes’ grant will equal the aggregate value of each such grant divided by (i) in the case of restricted stock units, the fair market value of Wyndham common stock and (ii) in the case of stock appreciation rights, the Black-Scholes value of a right, in each case as of the date of grant of such award. The award will be granted under Wyndham’s 2006 Equity and Incentive Plan. If, however, Wyndham’s distribution does not occur, the grant will become an award relating to Cendant common stock on December 31, 2006, and the terms of the grant will be determined by the Compensation Committee of our Board of Directors.

Linda C. Coughlin

On June 26, 2006, the Compensation Committee also approved Cendant entering into a letter agreement with Lin Coughlin (the “Coughlin Letter Agreement”). Under the terms of the Coughlin Letter Agreement, the parties have agreed that Ms. Coughlin will remain employed with Cendant through December 31, 2006, or such other date which we mutually agree to. Upon Ms. Coughlin’s termination of employment and subject to Ms. Coughlin executing a valid release of all claims against Cendant and its affiliates, she will be entitled to (i) a lump sum cash severance payment equal to approximately $1.43 million, and (ii) payment of her 2006 annual bonus in an amount equal to $570,000. In connection with her termination of employment and severance payments, all of Ms. Coughlin’s outstanding options will be cancelled for no additional value.

The above summary is qualified in its entirety by the Coughlin Letter Agreement, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	First Supplemental Indenture, dated as of June 27, 2006, between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee, governing the 6.250% Senior Notes due 2008, the 6.250% Senior Notes due 2010, the 7.375% Senior Notes due 2013 and the 7.125% Senior Notes due 2015.

10.1	Purchase Agreement, dated as of June 30, 2006, by and among the Company, Travelport Inc. and TDS Investor LLC.

10.2	Second Amended and Restated Series 2004-1 Supplement, dated as of June 27, 2006, among Cendant Rental Car Funding (AESOP) LLC, as issuer, Avis Budget Car Rental, LLC, as administrator, Mizuho Corporate Bank, Ltd., as administrative agent, certain financial institutions, as purchasers, and The Bank of New York, as trustee and Series 2004-1 agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between the issuer and The Bank of New York, as trustee, as amended by Supplemental Indenture No. 1 thereto, dated as of December 23, 2005, between the issuer and The Bank of New York, as trustee.

10.3	Agreement between Cendant Corporation and Henry R. Silverman.

10.4	Employment Agreement between Henry R. Silverman and Realogy Corporation.

10.5	Employment Agreement between Cendant Corporation and Ronald L. Nelson.

10.6	Agreement between Cendant Corporation and James E. Buckman.

10.7	Employment Agreement between Stephen P. Holmes and Wyndham Worldwide Corporation.

10.8	Letter Agreement between Cendant Corporation and Lin Coughlin.

99.1	Press Release dated June 30, 2006.

99.2	Press Release dated June 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

By:	/s/ Eric J. Bock
Name:	Eric J. Bock
Title:	Executive Vice President, Law and Corporate Secretary

Date: June 30, 2006

CENDANT CORPORATION

CURRENT REPORT ON FORM 8-K

Report Dated June 30, 2006 (June 26, 2006)

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of June 27, 2006, between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee, governing the 6.250% Senior Notes due 2008, the 6.250% Senior Notes due 2010, the 7.375% Senior Notes due 2013 and the 7.125% Senior Notes due 2015.

10.1	Purchase Agreement, dated as of June 30, 2006, by and among the Company, Travelport Inc. and TDS Investor LLC.

10.2	Second Amended and Restated Series 2004-1 Supplement, dated as of June 27, 2006, among Cendant Rental Car Funding (AESOP) LLC, as issuer, Avis Budget Car Rental, LLC, as administrator, Mizuho Corporate Bank, Ltd., as administrative agent, certain financial institutions, as purchasers, and The Bank of New York, as trustee and Series 2004-1 agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between the issuer and The Bank of New York, as trustee, as amended by Supplemental Indenture No. 1 thereto, dated as of December 23, 2005, between the issuer and The Bank of New York, as trustee.

10.3	Agreement between Cendant Corporation and Henry R. Silverman.

10.4	Employment Agreement between Henry R. Silverman and Realogy Corporation.

10.5	Employment Agreement between Cendant Corporation and Ronald L. Nelson.

10.6	Agreement between Cendant Corporation and James E. Buckman.

10.7	Employment Agreement between Stephen P. Holmes and Wyndham Worldwide Corporation.

10.8	Letter Agreement between Cendant Corporation and Lin Coughlin.

99.1	Press Release dated June 30, 2006.

99.2	Press Release dated June 28, 2006.

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